 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2021

CADIZ INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850
Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement

On June 2, 2021, Cadiz Inc. (the “Company”) entered into a placement agent agreement with B. Riley Securities, Inc. (the “Placement Agent”) relating to the sale and issuance by the Company of 1,219,512 shares of the Company’s common stock to certain institutional investors.  The shares of common stock will be sold at a purchase price of $12.30 per share, for an aggregate purchase price of approximately $15 million. The Company currently intends to use the net proceeds from this offering together with cash on hand to fund the $19 million payment due by June 30, 2021 under the purchase agreement with El Paso Natural Gas Company for the Company’s acquisition of a 124-mile extension of its Northern Pipeline. The closing of the offering is expected to take place on June 7, 2021 subject to the satisfaction of customary closing conditions.

The shares of common stock are being offered and sold pursuant to a prospectus dated November 26, 2018 and a prospectus supplement dated June 2, 2021, pursuant to the Company’s registration statement on Form S-3, as amended (File No. 333-228433), which was declared effective by the Securities and Exchange Commission on November 26, 2018.  A copy of the opinion of Greenberg Traurig LLP relating to the legality of the issuance and sale of the common stock in the offering is attached as Exhibit 5.1 hereto.

Pursuant to the terms of the placement agent agreement, the Company will pay the Placement Agent a cash fee equal to approximately $450,000.  The foregoing description of the placement agent agreement does not purport to be complete and is qualified in its entirety by reference to the Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Greenberg Traurig, LLP
10.1	Placement Agent Agreement, dated as of June 2, 2021, by and between Cadiz Inc. and B. Riley Securities, Inc.
23.1	Consent of Greenberg Traurig LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2021	CADIZ INC.

	By:	/s/ Stanley Speer
	Name:	Stanley Speer
	Title:	Chief Financial Officer

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